Delaware
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "WELLS FARGO MULTI-STRATEGY 100 FUND A, LLC", CHANGING ITS NAME FROM "WELLS FARGO MULTI-STRATEGY 100 FUND A, LLC" TO "ASGI MESIROW INSIGHT FUND A, LLC", FILED IN THIS OFFICE ON THE FIRST DAY OF DECEMBER, A.D. 2011, AT 10:09 O'CLOCK A.M.

1.	Name of Limited Liability Company:__________________________________________________________ Wells Fargo Multi-Strategy 100 Fund A, LLC
2.	The Certificate of Formation of the limited liability company is hereby amended as follows:_____________________________________________________________________________
The name shall be: ASGI Mesirow Insight Fund A, LLC
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IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 1st day of December, A.D. 2011.

By:	/s/ Yukari Nakano Authorized Person(s)

Name:	Yukari Nakano Print or Type

State of Delaware Secretary of State Division of Corporations Delivered 10:34 AM 12/01/2011 FILED 10:09 AM 12/01/2011 SRV 111243889 - 4823619 FILE